Exhibit 99.2

Introducing Hat’s Highlights: Delivering the Data Platform for the Cloud Era Drives a Strong Q2 for Pure

Pure Storage continues to succeed in our mission to help organizations get more value from their data through a radical increase in performance while reducing complexity and costs. We are winning next-generation use cases like AI, real-time analytics and the Internet of Things (IoT); powering the cloud through our collaboration with leading SaaS, IaaS and consumer Internet vendors; and helping enterprises modernize their IT with cloud-capable infrastructure.

AI and Deep Learning represent fantastic growth areas of our business. Only Pure is providing the massive parallelism required for today’s data-driven predictive analytics, including machine learning:

•	Last quarter, we highlighted that one of the top AI platforms in the world is built on Pure. In Q2, that company doubled their Pure Storage footprint as they continue to scale their environment.

•	This quarter, Zenuity - a Volvo and Autoliv joint venture - chose Pure and NVIDIA to power their autonomous driving platform.Pure now powers three of the top self-driving car efforts.

•	In addition to this, we are seeing AI interest pop-up across many different industry verticals, including medical diagnostics, trading, risk assessment, image processing and genomics.

Pure is winning in AI by delivering value and performance unmatched by other high-performance computing (HPC) alternatives. In our experience, the legacy storage competitors simply aren’t in the picture when it comes to AI.

Similarly, our IoT footprint continues to expand with recent wins in manufacturing, telecom, transportation and energy. And our cloud business continues its robust growth: Pure now counts more than 600 cloud companies—where we include SaaS, IaaS/PaaS and Consumer Internet customers. Cloud continues to represent more than 25% of Pure’s cumulative business to date. In the latest quarter, Pure expanded our footprint at ServiceNow, which is using Pure to increase performance as well as to drive greater customer density in their web-scale architecture.

Our enterprise IT business remains robust as well. In the quarter, we added new customers like Mentor, a Siemens business focused on electronic design automation, which is using FlashBlade to accelerate product development, and Delta Dental of Michigan, which is using our all-NVMe FlashArray//X. Overall, we added over 350 new customers in the quarter - up 61% year-over-year to over 3,700.

Q2 results. These successes and many more like them made Q2 one of our best ever. Pure Storage delivered $224.5 million in revenues, up 38% year-over-year and 23% sequentially, an acceleration in year-over-year growth from Q1. Our non-GAAP operating margin was -11.8%, more than a 7 point improvement year-over-year. We continue to expect to reach sustained cash flow positive in the second half.

Q2 FY18 KEY HIGHLIGHTS

TAM

+$35B

+500 Leading Clouds

Next-Generation Data

Cloud-ification of IT

Growth

$224.5M

Total revenue, up 38% Y/Y

26%

Revenue from International

Customers

>3,700

+350 adds Q/Q, 61% growth Y/Y

~$12

Incremental purchases from top 25 customers within 18 months of initial purchase of $1

>$2

Incremental purchases from all customers within 24 months of initial purchase of $1

>25%

of Fortune 500

>25%

Cloud customers (SaaS, IaaS, & consumer cloud)

Liquidity

$523M

Cash and investments at quarter end

Leverage

GAAP	Non-GAAP
65.9% Gross margin (0.7 ppts Y/Y)	**67.1%*** Gross margin (0.8 ppts Y/Y)
+7.8ppts Y/Y improvement in operating margin	**+7.5ppts*** Y/Y improvement in operating margin
-$0.2M Cash flow from operations (-0.1% of revenue)	**-$17.5M*** Free cash flow (-7.8% of revenue)

* See GAAP to non-GAAP reconciliation in our appendix

PURESTORAGE®

Our FlashStack converged infrastructure partnership with Cisco continues to gain momentum, with revenues more than doubling year over year. For more insight on why converged infrastructure rather than hyper-converged is the winning architecture for cloud, and AI, please see our recent blogNow, the Network Really is the Computer.

Pure//Accelerate. This quarter Pure also hosted its annual user conference where we announced 25 new software features, each of which is included under Pure Storage’s unique evergreen subscription to future innovation. Highlights included:

•	FlashStack All-NVMe Converged Infrastructure in conjunction with Cisco

•	NVIDIA's Chief Architect discussing collaboration with Pure in AI (We believe NVIDIA and Pure are emerging as a de facto standard AI stack.)

•
Demo of ActiveCluster for multi-data center fault tolerance, a feature here to now that was extremely complicated (>1000 pages of documentation is typical) and expensive, that Pure will make available to all customers, configurable in seconds.

•	Joint demonstration with Google of collaborative processing including deep learning between Pure Storage and Google Cloud

•	Twenty-five new software features included within Purity//FlashArray 5.0 and Purity//FlashBlade 2.0 that existing customers get for free

•	Pure1®META, which extends our cloud-automation framework with machine learning to support better predictive analytics for our customers’ deployments.

Analyst take. Pure Storage was named a leader inGartner's Magic Quadrant for Solid-State Arraysfor the fourth year in a row. Once again, Pure was positioned furthest in the Completeness of Vision axis. IDC recently listedPure as the 6th largest storage vendor in the world, surpassing Oracle and Huawei—and that’s for all storage, not just all-flash. With Pure leading in thehyper-growth segments of cloud and AIthat the legacy competitors above us generally do not play in, in addition to our differentiated technology, business model and customer experience, we remain incredibly confident that we will continue to earn our customers confidence, and keep climbing the ranks.

Widening our lead. Of the mainstream storage vendors, Pure is unique in offering the simplicity of a self-driving user experience; in offering software and hardware to take full advantage of the parallel performance afforded by flash; in using predictive analytics and machine learning help customers derive full value from their data; and in providing an inclusive subscription to future innovation and evergreen business model consistent with cloud computing.

In closing, I want to take a moment to offer a heartfelt thank you to Dietz on behalf of all Puritans worldwide. He has shown remarkable leadership during his seven years at Pure, inspiring and supporting all of us, while creating a warm but intellectually stimulating work environment. Dietz has done what many CEOs aspire to do, built a small start-up into a thriving public company, with an employee base that has grown 100x from 20 to nearly 2000, and revenues that have rocketed from zero to our forecasted $1 billion this year. And he has exuded orange authentically and enthusiastically every step of the way. We are so grateful for his wisdom, partnership and guidance - we’re lucky not only to call Dietz a mentor, but also a friend. Dietz, congrats on your promotion to Chairman and we’re thrilled you are not going too far away. We promise that Charlie, Coz and the rest of us will deliver on Pure 2020....and then some and make you proud.

Looking ahead, we are extremely excited to welcome Charlie Giancarlo to the Pure team and look forward to working closely with him to continue transforming the data storage industry, delighting our customers and partners every day and enhancing our culture to be the best place any of us have ever worked.

We’re only just getting started.

Forward Looking Statements. This post contains forward-looking statements regarding industry and technology trends, our unique strategy, positioning and opportunity (such as AI), our products and related roadmaps (including for FlashArray and FlashBlade), the impact of NVMe, the benefits of our approach and cost advantages, competition, traction with partners, and our business and operations, including our future cash flow, growth prospects and operating model. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings and reports with the U.S. Securities and Exchange Commission, which are available on our investor relations website at investor.purestorage.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2017. All information provided in this release and in the attachments is as of August 24, 2017, and we undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures. This post contains certain non-GAAP financial measures about the company’s performance. For the most directly comparable GAAP financial measures and a reconciliation of these non-GAAP financial measures to GAAP measures, please see our earnings release issued on August 24, 2017, which includes tables captioned “Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures” and “Reconciliation from net cash provided by operating activities to free cash flow.”